Filed pursuant to Rule 424(b)(3)
 Registration No. 333-191545

PROSPECTUS
Spacepath, Inc.
2,000,000 Shares of Common Stock at $0.04 per share

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the “Maximum Offering”) of common stock, $0.001 par value, by Spacepath, Inc., a Nevada corporation (“we”, “us”, “our”, “Spacepath, Inc.”, “Company” or similar terms). There is no minimum number of shares to be purchased for this Offering. The Offering will commence promptly on February 21, 2014, the date upon which this prospectus was declared effective by the SEC. The initial Offering will be for 180 days. At the discretion of our management, we may extend the Offering for up to 90 days following the expiration of the 180-day Offering period. The offering expenses, estimated to be $9,020, will be paid from the proceeds of the Offering.

We are offering for sale a total of 2,000,000 shares of common stock at a fixed price of $.04 per share. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Andrey Zasoryn, will attempt to sell the shares. There is no commitment by any person to purchase any shares. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. The offering date is the date by which this registration statement becomes effective.

This is a direct participation Offering since we are offering the stock directly to the public without the participation of an underwriter. Our officer and director will be solely responsible for selling shares under this Offering and no commission will be paid on any sales. We have not made any arrangements to place funds in an escrow, trust or similar account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. If that happens, you will lose your investment and your funds will be used to pay creditors.

Prior to this Offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority (“FINRA”) to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our shares of common stock.

BEFORE INVESTING, YOU SHOULD CAREFULLY READ THIS PROSPECTUS, PARTICULARLY, THE RISK FACTORS SECTION BEGINNING ON PAGE 9.

Neither the United States Securities and Exchange Commission (“SEC”), nor any state securities commission, has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 21, 2014

SUBSCRIPTION INFORMATION

Subscribers purchasing the shares should make checks payable to Spacepath, Inc. Subscribers should also complete a Subscription Agreement, the form of which is attached as Exhibit 10.7 to this prospectus. Additional copies of the Subscription Agreement may be obtained by writing or calling the Company at its office telephone number.

TABLE OF CONTENTS

Page
Prospectus Summary	3
Cautionary Statement Regarding Forward-Looking Statements	6
Risk Factors	7
Use of Proceeds	15
Determination of Offering Price	16
Dilution	17
Management’s Discussion and Analysis of Financial Condition And Results of Operations	18
Description of Business	23
Facilities	29
Employees and Employment Agreements	28
Legal Proceedings	30
Directors, Executive Officers, Promoter and Control Persons	30
Executive Compensation	32
Certain Relationships and Related Transactions	33
Security Ownership of Certain Beneficial Owners and Management	33
Plan of Distribution	34
Description of Securities	35
Disclosure of Commission Position Indemnification for Securities Act Liabilities	36
Interests of Named Experts and Counsel	36
Experts	37
Available Information	37
Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	37
Index to the Financial Statements	38

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You should not rely on any unauthorized information. This prospectus is not an offer to sell or buy any shares in any state or other jurisdiction in which it is unlawful. The information in this prospectus is current as of the date on the cover. You should rely only on the information contained in this prospectus.

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by the more detailed information and the financial statements and notes thereto appearing elsewhere in this Prospectus. Prospective investors should consider carefully the information discussed under “RISK FACTORS” and “USE OF PROCEEDS” sections, commencing on pages 6 and 14, respectively. An investment in our securities presents substantial risks, and you could lose all or substantially all of your investment.

Corporate Background and Business Overview

Our Company was incorporated in the State of Nevada on December 28, 2012 to engage in the development and operation of a business engaged in the distribution of water filtration systems. Our principal executive offices are located at 7 Mayakovskogo Street, Birobidjan, Russia, 679016. Our phone number is (775) 241-8308. We are a development stage company and have only just completed our first fiscal year end on July 31, 2013.

We are in the early stages of developing our plan to distribute water filtration products of different types: Water Filtration Systems (Under-sink, Reverse Osmosis and Countertop systems) and Filters (Faucet, Pitcher, Shower, Refrigerator and Ice Maker). We recently entered into purchasing agreements with six manufacturers who will supply the water filtration products to our company. As of October 31, 2013 we had revenues of $29,225. Our plan of operations over the 12 month period following successful completion of our offering is to further develop and expand our distribution business (See “Business of the Company” and “Plan of Operations”).

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, entering into supply agreements with manufacturers, procuring product samples, finding a website developer who is currently in the process of developing our website and sales of a minimal number of units to test our procurement and distribution channels. We received the initial equity funding of $4,000 from our sole officer and director who purchased 4,000,000 shares of our common stock at $0.001 per share.

Our financial statements from inception (December 28, 2012) through the period ended October 31, 2013 report $29,225 in revenue and a net profit of $5,226. Our independent registered public accountant has issued an audit opinion for Spacepath which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are not a blank check corporation. Section 7(b)(3) of the Securities Act of 1933, as amended, defines the term “blank check company” to mean any development stage company issuing a penny stock that “(A) has no specific plan or purpose, or (B) has indicated that its business plan is to merge with an unidentified company or companies.” In Securities Act Release No. 33-6932, released April 13, 1992, which adopted rules relating to blank check offerings, the Securities and Exchange Commission stated in section II titled “Discussion of the Rules” subsection “A. Scope of Rule 419”, the following: “. . . start-up companies with specific business plans are not subject to Rule 419, even if operations have not commenced at the time of the offering.” We have a specific plan and purpose and we have no plans to be acquired by or to merge with any unidentified company or companies. Our business purpose and our specific plan are delineated herein in detail.

We are also not a shell company. A shell company is defined under Rule 144 as a company with no or nominal assets (other than cash) or operations. A legitimate startup company is different from a shell company and, as noted above, we have a specific business plan and have commenced operations. We have entered into numerous supplier contracts, have commenced sales and are able to report revenues during the present fiscal year.

The Company qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”). We intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. As well, our election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until they apply to private companies. Therefore, as a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

The following is a brief summary of this Offering:

THE OFFERING

The Issuer:	Spacepath, Inc.

Securities Being Offered:	2,000,000 shares of common stock

Price Per Share:	$0.04

Common stock outstanding before the offering:	4,000,000 shares of common stock

Common stock outstanding after the offering	6,000,000 shares of common stock if all the shares are sold.

Duration of the Offering:
The Offering will commence promptly on the date upon which this prospectus is declared effective by the SEC. The initial Offering will be for 180 days. At the discretion of our management, we may extend the Offering for up to 90 days following the expiration of the 180-day Offering period.

Gross Proceeds	$80,000 if all the shares are sold.

Securities Issued and Outstanding:	There are 4,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held solely by our sole officer and director, Andrey Zasoryn .

Offering Costs:	We estimate our total offering costs to be approximately $9,020.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Summary of Financial Information

The summarized financial data presented below is derived from, and should be read in conjunction with, our audited financial statements and related notes from December 28, 2012 (date of inception) to July 31, 2013, included on Page F-1 in this prospectus.

Financial Summary	July 31, 2013 ($)
Cash and Deposits	$4,060
Total Assets	4,060
Total Liabilities	100
Total Stockholder’s Equity	3,960

Statement of Operations	Accumulated From December 28, 2012 (Inception) to July 31, 2013 ($)
Total Expenses	$40
Net Loss for the Period	$40

The summarized financial data presented below is derived from, and should be read in conjunction with, our un-audited financial statements and related notes from December 28, 2012 (date of inception) to October 31, 2013, included on Page F-10 in this prospectus.

Financial Summary	October 31, 2013 ($)
Cash and Deposits	$7,686
Total Assets	9,336
Total Liabilities	150
Total Stockholder’s Equity	9,186

Statement of Operations	Accumulated From December 28, 2012 (Inception) to October 31, 2013 ($)
Revenue	$29,225
Cost of Sales	$17,002
General & Administrative Expenses	$6,997
Net Income	$5,226

Note: Although our Statement of Operations reports net income, it does not reflect any compensation for our sole employee or for certain other expenses that will be incurred going forward.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Relating to our Business

Because our independent registered public accountants have issued a going concern opinion, there is substantial uncertainty that we will continue operations, in which case you could lose your investment.

Our independent registered public accountants have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

We have a limited operating history and have maintained losses since inception, which we expect to continue into the future.

We were incorporated on December 28, 2012 and have very limited operations. We have only realized $29,225 in revenues through October 31, 2013. Our Water Filtration Systems distribution business is still under development. We have a limited operating history at all upon which an evaluation of our future success or failure can be made. Our net profit from inception to October 31, 2013 is $5,226. Based upon our proposed plans, we may incur significant operating losses in future periods. This will happen because there are substantial costs and expenses associated with the development, marketing and distribution of our product. We may fail to generate additional revenues in the future. If we cannot attract a significant number of purchasers, we will not be able to generate any significant revenues or income. Failure to generate additional revenues will cause us to go out of business because we will not have the money to pay our ongoing expenses.

In particular, additional capital may be required in the event that:

• the actual expenditures required to be made are at or above the higher range of our estimated expenditures;
• we incur unexpected costs in completing the development of our business or encounter any unexpected difficulties;
• we incur delays and additional expenses related to the purchase of our product or a commercial market for our product; or
• we are unable to create a substantial market for our products; or we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans and achieve a profitable level of operations.

If we are unable to obtain the necessary financing to implement our business plan we will not have the money to pay our ongoing expenses and we may go out of business.

Because we have generated limited revenue from our business, and we are unsure when we will be in a position to generate revenues sufficient to pay for operating costs, we will need to raise significant, additional funds for the further development of our business and to respond to unanticipated requirements or expenses.

Our ability to successfully market our products and to eventually distribute and use them to generate operating revenues also depends on our ability to obtain the necessary financing to implement our business plan. Given that we have a limited operating history and minimal revenues, we may not be able to achieve this goal, and we may go out of business. We may need to issue additional equity securities in the future to raise the necessary funds. We do not currently have any arrangements for additional financing and we can provide no assurance to investors we will be able to find such financing if further funding is required. Obtaining additional financing would be subject to a number of factors, including investor acceptance of our Water Filtration Systems products and our business model. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of current stockholders. Obtaining loans will increase our liabilities and future cash commitments, and there can be no assurance that we will even have sufficient funds to repay our future indebtedness or that we will not default on our future debts if we are able to even obtain loans.

There can be no assurance that capital will continue to be available if necessary to meet future funding needs or, if the capital is available, that it will be on terms acceptable to us. If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be forced to scale back or cease operations, which might result in the loss of some or all of your investment in our common stock.

The Water Filtration Systems distribution market is fragmented and competitive and we may not be able to compete successfully with our existing competitors or new entrants into the markets we serve.

The Water Filtration Systems distribution market is fragmented and competitive. Our competition varies by product line, customer classification and geographic market. The principal competitive factors in our industry are quality of product, pricing, service and delivery capabilities and availability of products. We will compete with many local, regional and national Water Filtration Systems distributors and dealers. In addition, some Water Filtration Systems suppliers might sell and distribute their products directly to our customers, and the volume of such direct sales could increase in the future. Additionally, distributors of products similar to those we propose to distribute may elect to sell and distribute to our customers in the future or enter into exclusive supplier arrangements with other distributors. Substantially all of our competitors have greater financial resources and may be able to withstand sales or price decreases more effectively than we can. We also expect to continue to face competition from new market entrants. No assurance can be given that we will be able to effectively compete with these other companies or that competitive pressures, including possible downward pressure on the prices we charge for our products, will not rise. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

We depend on independent Water Filtration Systems suppliers for our business to operate.

We are and will continue to be for the foreseeable future, substantially dependent on independent Water Filtration Systems suppliers to deliver our Water Filtration Systems products. We do not have our own manufacturing facilities. We are entirely dependent on third parties to supply Water Filtration Systems to operate our distribution business. We rely on third-party supply companies to supply Water Filtration Systems and deliver it to us for resale. We can make no assurance that we will be able to establish and maintain these third-party relationships or establish additional relationships as necessary to support growth and profitability of our business on economically viable terms. As independent companies, the suppliers make their own business decisions. They may choose not to do business with us for a variety of reasons, including competition, brand identity, product standards and concerns regarding our economic viability. They may have the right to determine whether, and to what extent, they produce and distribute our products, likely some of our competitors’ products and their own products. Some of the business for the suppliers will likely come from producing or selling our competitors’ products. They may devote more resources to other products or take other actions detrimental to our brands. In addition, their financial condition could also be adversely affected by conditions beyond our control and our business could suffer. In addition, we will face risks associated with any supplier’s failure to adhere to quality control and service guidelines we establish or failure to ensure an adequate and timely supply of product to our potential and future customers. Any of these factors could negatively affect our business and financial performance. If we are unable to obtain and maintain a source of supply for Water Filtration Systems, our business will be materially and adversely affected.

If we are unable to build and maintain our brand image and corporate reputation, our business may suffer.

We are a new company, having been formed and commenced operations only in December 2012. Our success depends on our ability to build and maintain a brand image for our Water Filtration Systems products and effectively build the brand image for any new products. We cannot assure you, however, that any additional expenditure on advertising and marketing will have the desired impact on our products’ brand image and on consumer preferences. Actual or perceived product quality issues or allegations of product flaws, even if false or unfounded, could tarnish the image of our brand and may cause consumers to choose other products. Allegations of product defects, even if untrue, may require us from time to time to recall a product from all of the markets in which the affected product was distributed. Product recalls would negatively affect our profitability and brand image.

If we are unable to complete our plan to distribute our Water Filtration Systems, we will not be able to generate enough revenue to sustain operations and you will lose your investment

Though we have generated $29,225 in revenue through October 31, 2013 from minimal sales of our Filtration Systems we have not completed our plan to distribute Water Filtration Systems. The success of our proposed business will depend on the completion of our plan and the acceptance of our Water Filtration Systems products by the general public. Achieving such acceptance will require significant marketing investment. Once we are capable of distributing our products on a larger scale, it may not be accepted by consumers at sufficient levels to support our operations and build our business. If our Water Filtration Systems products are not accepted at sufficient levels, our business will fail, resulting in a loss of your investment.

Changes in economic conditions that impact consumer spending could harm our business.

Our financial performance is sensitive to changes in overall economic conditions that impact consumer spending, particularly spending associated with non-survival products, such as Water Filtration Systems , which is not indispensable to maintaining a basic lifestyle. Future economic conditions affecting consumer income such as employment levels, business conditions, interest rates, and tax rates could reduce consumer spending or cause consumers to shift their spending to other products. A general reduction in the level of consumer spending or shifts in consumer spending to other products could have a material adverse effect on our growth, sales and profitability.

Because we will import our products from China and Hong Kong and distribute them in the US, a disruption in the delivery of exported products may have a greater effect on us than on our competitors.

We plan to import all of our products from China and Hong Kong. Because the products we sell may be delivered directly to our customers, we believe that disruptions in shipping deliveries may have a greater effect on us than on competitors who manufacture and/or warehouse products in Europe and North America. Deliveries of our products may be disrupted through factors such as:

• raw material shortages, work stoppages, strikes and political unrest;
• fuel price increases;
• problems with ocean shipping, including work stoppages and shipping;
• container shortages;
• increased inspections of import shipments or other factors causing delays in shipments; and
• economic crises, international disputes and wars.

Some of our competitors warehouse products they import from overseas, which allows them to continue delivering their products for the near term, despite overseas shipping disruptions. If our competitors are able to deliver products when we cannot, our reputation may be damaged and we may lose customers to our competitors.

Because we will import our products from China and Hong Kong and distribute them in the US, our business may be subject to foreign currency fluctuations and risks which could severely impact our revenues and results of operations.

Currently our orders for product are fulfilled in U.S. Dollars; however, at some point in the future, our suppliers may request that another currency be used. In that event the exchange rate could fluctuate substantially more which would cause us exposure to exchange rate risk, as our profits would then be subject to exchange rate fluctuations. Any broad-based regional currency crisis - possibly caused by a revaluation of the Chinese Yuan - could cause a major shift in the exchange rate, as could a dramatic collapse of the U.S. Dollar. If, in the future, there are wide fluctuations in the exchange rate, this could adversely impact our revenues and operating results.

Price competition could negatively affect our gross margins.

Price competition could negatively affect our operating results. Our products will be offered at prices marked-up from 55% to 60% of our purchase price to retail customers and 40% to 50% of our purchased price to wholesale customers. Based upon Management’s research the percentages are industry wide competitive, some companies mark up more than we do, some companies mark up less than we do (mostly from China). Management believes our mark up is in the middle of the mark up range. To respond to competitive pricing pressures, we may have to offer our products at lower prices in order to retain or gain market share and customers. If our competitors offer discounts on products in the future, we may need to lower prices to match the competition, which could adversely affect our gross margins and operating results.

We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee, Andrey Zasoryn, who is also our sole officer and director. We depend entirely on Mr. Zasoryn for all of our operations. The loss of Mr. Zasoryn will have a substantial negative effect on our company and may cause our business to fail. Mr. Zasoryn has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Zasoryn`s services could prevent us from completing the development of our business distributing Water Filtration Systems and having revenues. In the event of the loss of services of Mr. Zasoryn, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in certain aspects of our industry.

We have not completed the development of our business distributing Water Filtration Systems products and have only recently generated limited revenues. Mr. Zasoryn has experience in distribution and general consumer goods companies in Russia, including sales of water filters in a retail environment however he has no prior experience in distributing or selling Water Filtration Systems in a wholesale environment. While we have plans for marketing and sales, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed Water Filtration Systems will gain wide acceptance in its target market or that we will be able to effectively market our product.

Our officer and director is engaged in other activities and may not devote sufficient time to our affairs, which may affect our ability to conduct operations and generate revenues.

Our sole officer and director has existing responsibilities and has additional responsibilities to provide management and services to other entities. We initially expect Mr. Zasoryn to spend approximately 20 hours a week on the business of our company. As a result, demands for the time and attention from Mr. Zasoryn from our company and other entities may conflict from time to time. Because we rely solely on Mr. Zasoryn to maintain our business contacts and to promote our product, his limited devotion of time and attention to our business may hurt the operation of our business.

Our officer and director lives outside the United States, making it difficult for an investor to enforce liabilities in foreign jurisdictions.

We are a Nevada corporation and, as such, are subject to the jurisdiction of the State of Nevada and the United States courts for purposes of any lawsuit, action or proceeding by investors herein. An investor would have the ability to effect service of process in any action on the company within the United States. However, since our officer and director resides outside the United States, substantially all or a portion of his assets are located outside the United States. As a result, it may be difficult for an investor to:

• Effect service of process within the United States against Mr. Zasoryn;
• Enforce United States court judgments based upon the civil liability provisions of the United States federal securities laws against Mr. Zasoryn in the United States;
• Enforce in a Russian court United States court judgments based on the civil liability provisions of the United States federal securities laws against the above foreign persons; and
• Bring an original action in a Russian court to enforce liabilities based upon the United States federal securities laws against the above foreign person.

Mr. Zasoryn beneficially owns a significant portion of our stock, and accordingly, will have control over stockholder matters, our business and management.

As of the date of this prospectus, our sole officer and director, Mr. Zasoryn, beneficially owns 4,000,000 shares of our common stock in the aggregate, or 100% of our issued and outstanding shares of common stock. Assuming completion of the Maximum Offering, he will hold 67% of our issued and outstanding shares of common stock. As a result, our sole officer and director will have control over the:

• Election or defeat the election of our directors;
• amending or prevent amendment of our articles of incorporation or bylaws;
• effecting or preventing a merger, sale of assets or other corporate transaction; and
• outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by Mr. Zasoryn, new investors may not be able to effect a change in our business or management, and therefore, stockholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by Mr. Zasoryn, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. In order to comply with such requirements, our independent registered public accountants will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. We have budgeted $8,900 for the next twelve month to cover the audit and legal fees incurred by these requirements. Once we become a reporting company and have fully implemented our business plan, the costs charged by these professionals for such services cannot be accurately predicted at this time because factors such as the number and type of transactions that we engage in and the complexity of our reports cannot be determined at this time and will have a major affect on the amount of time to be spent by our independent registered public accountants and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Mr. Zasoryn lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO has never been responsible for managing a publicly-traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

We are selling this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, Mr. Zasoryn, who plans to offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because we have elected to use the extended transition period for complying with new or revised accounting standards for an “emerging growth company” our financial statements may not be comparable to companies that comply with public company effective dates.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the Jumpstart Our Business (JOBS)Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates. Consequently, our financial statements may not be comparable to companies that comply with public company effective dates. Because our financial statements may not be comparable to companies that comply with public company effective dates, investors may have difficulty evaluating or comparing our business, performance or prospects in comparison to other public companies, which may have a negative impact on the value and liquidity of our common stock.

Risks Associated with our Common Stock

Due to the lack of a trading market for our securities, you may have difficulty selling any shares you purchase in this offering.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per se, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between us and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

If our shares of common stock commence trading on the OTC Bulletin Board, the trading price will fluctuate significantly and stockholders may have difficulty reselling their shares.

As of the date of this Registration Statement, our common stock does not yet trade on the Over-the-Counter Bulletin Board. If our shares of common stock commence trading on the Bulletin Board, the extremely small numbers of holders will sharply limit liquidity of the shares, and there is a volatility associated with Bulletin Board securities in general and the value of your investment could decline due to the impact of any of the following factors upon the market price of our common stock: (i) disappointing results from our discovery or development efforts; (ii) failure to meet our revenue or profit goals or operating budget; (iii) decline in demand for our common stock; (iv) downward revisions in securities analysts’ estimates or changes in general market conditions; (v) technological innovations by competitors or in competing technologies; (vi) lack of funding generated for operations; (vii) investor perception of our industry or our prospects; and (viii) general economic trends.

We have not engaged a market maker to apply for quotation on the OTC Bulletin Board on our behalf. There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares. In addition, stock markets have experienced price and volume fluctuations and the market prices of securities have been highly volatile. These fluctuations are often unrelated to operating performance and may adversely affect the market price of our common stock. As a result, investors may be unable to sell their shares at a fair price and you may lose all or part of your investment.

Broker-dealers may be discouraged from effecting transactions in our shares because they are considered penny stocks and are subject to the penny stock rules.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Investors that need to rely on dividend income should not invest in our common stock, as any income would only come from any rise in the market price of our common stock, which is uncertain and unpredictable. Investors that require liquidity should also not invest in our common stock. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no established trading market and should one develop, it will likely be volatile and subject to minimal trading volumes.

Because we can issue additional shares of common stock, purchasers of our common stock may incur immediate dilution and may experience further dilution.

We are authorized to issue up to 75,000,000 shares of common stock. At present, there are 4,000,000 issued and outstanding shares of common stock, and if we are successful in completing the Maximum Offering there will be 6,000,000 shares outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock without consent of any of our stockholders.

Consequently, stockholders may experience more dilution in their ownership of our Company in the future, which could have an adverse effect on the trading market for our shares of common stock.

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of the company.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquirer to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

MARKET FOR OUR COMMON STOCK

Market Information

There is no established public market for our common stock. After the effective date of the registration statement of which this prospectus forms a part, we intend to try to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We will have to satisfy certain criteria in order for our application to be accepted. We do not currently have a market maker that is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether we will meet the requisite criteria or that our application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a liquid or viable market may not materialize. There can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,000,000 shares of our common stock since our inception on December 28, 2012. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

Holders

We have 1 holder of record of our common stock as of the date of this prospectus.

Rule 144

In general, under Rule 144, as currently in effect, a person, other than an affiliate, who has beneficially owned securities for at least six months, including the holding period of prior owners is entitled to sell his or her shares without any volume limitations; an affiliate, however, can sell such number of shares within any three-month period as does not exceed the greater of:

●	1% of the number of shares of common stock then outstanding, or
●	the average weekly trading volume of common stock on the OTC Bulletin Board during the four calendar weeks preceding the filing of a notice on Form 144 with respect to that sale.

Sales under Rule 144 are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about an issuer. In order to effect a Rule 144 sale of common stock, the transfer agent requires an opinion from legal counsel. Further, the six month holding period is applicable only to issuers who have been subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 for at least 90 days.

As of the date of this Prospectus, no shares of our common stock are available for sale under Rule 144.

Securities Authorized for Issuance under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL BEFORE EXPENSES	20,000	40,000	60,000	80,000
OFFERING EXPENSES
Legal and Accounting	6,500	6,500	6,500	6,500
Publishing/Edgarizing	400	400	400	400
Transfer Agent	2100	2100	2100	2100
SEC Filing fee	20	20	20	20
TOTAL OFFERING EXPENSES	9,020	9,020	9,020	9,020
NET AFTER OFFERING EXPENSES	$10,980	$30,980	$50,980	$70,980

EXPENDITURES (1)
Maintaining reporting status	8,900	8,900	8,900	8,900
Office set up	200	2,000	2,000	5,000
Web site development	1,880	3,500	4,000	5,000
Advertising/marketing	-	15,000	30,000	32,000
Hire Sales person	-	-	-	12,000
General administrative costs	-	1,580	6,080	8,080
	10,980	30,980	50,980	70,980

Net Remaining Balance	-0-	-0-	-0-	-0-
_________
(1)	Expenditures for the 12 months following the completion of this Offering. The expenditures are categorized by significant area of activity.

The figures above represent only estimated costs.

Please see a detailed description of the use of proceeds in the “Management’s Discussion and Analysis and Plan of Operation” section of this Prospectus.

Our offering expenses of approximately $9,020 are comprised primarily of legal and accounting expenses, publishing/Edgarization fees, SEC filing fees and transfer agent fees. Our officer and director will not receive any compensation for his efforts in selling our shares.

If we are able to sell only 1,500,000, shares (75% of this offering) we can maintain our reporting requirements with the SEC and complete the development of our business to distribute Water Filtration Systems, with the exception that we will have insufficient funds to hire a sales person. If we are not able to sell a minimum of 500,000 shares (25% of this offering), we will not be able to implement our business plan at all, except setting up the website and maintaining our reporting with the SEC and remain in good standing with the state of Nevada. If we are unable to complete the Maximum Offering of 2,000,000 shares, we will attempt to raise the funds needed to complete our Plan of Operation through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also need more funds if the costs of developing our website www.spacepathinc.com are greater than we have budgeted. Our website is currently in the process of development. We will also require additional financing to sustain our business operations if we are not successful in generating revenues.

We currently do not have any arrangements regarding this Offering or following this Offering for further financing and we may not be able to obtain financing when required. Our future is dependent upon our ability to obtain further financing from this Offering, the successful development of our Water Filtration Systems products business, a successful marketing and promotion program, and achieving a profitable level of operations. The issuance of additional equity securities by us could result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments. There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

If we are successful in selling all 2,000,000 shares of common stock under this Offering, the net proceeds will be used for our business plan and general working capital, during the twelve months following the successful completion of this Offering. In all instances, after the effectiveness of the registration statement of which this prospectus is a part, we will require some amount of working capital to maintain our basic operations and comply with our public reporting obligations. In addition to changing our allocation of cash because of the amount of proceeds received, we may change the use of proceeds because of changes in our business plan. Investors should understand that we have wide discretion over the use of proceeds.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The net tangible book value as of October 31, 2013 was $7,686 or approximately $0.0019 per share. The net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of October 31, 2013.

The following table sets forth as of October 31, 2013, the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 10%, 25%, 50%, 75% or 100% of the offering, after deduction of offering expenses, assuming a purchase price in this offering of $0.04 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	25%	50%	75%	100%
Offering price per share	0.04	0.04	0.04	0.04
Post offering net tangible book value	18,516	38,516	58,516	78,516
Post offering net tangible book value per share	0.0041	0.0077	0.0106	0.0131
Pre-offering net tangible book value per share	.001	.001	.001	.001
Increase (Decrease) in net tangible book value per share after offering	0.002	0.006	0.009	0.011
Dilution per share	0.036	0.032	0.029	0.027
% dilution	89.71%	80.74%	73.40%	67.29%
Capital contribution by purchasers of shares	20,000	40,000	60,000	80,000
Capital Contribution by existing stockholders	4,000	4,000	4,000	4,000
Percentage capital contributions by purchasers of shares	83%	90%	93%	95%
Percentage capital contributions by existing stockholders	17%	10%	7%	5%
Gross offering proceeds	$20,000	$40,000	$60,000	$80,000
Anticipated net offering proceeds	$10,980	$30,980	$50,980	$70,980
Number of shares after offering held by public investors	500,000	1,000,000	1,500,000	2,000,000
Total shares issued and outstanding	4,500,000	5,000,000	5,500,000	6,000,000
Purchasers of shares percentage of ownership after offering	11%	20%	27%	34%
Existing stockholders percentage of ownership after offering	89%	80%	73%	6	7%

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

Overview

We received the initial equity funding of $4,000 from our sole officer and director who purchased 4,000,000 shares of our common stock at $0.001 per share. The company plans to use these funds to pay for current operating costs not covered by the revenue generated or any unexpected overages in the estimated costs related to our Offering.

Office Set-up and Website Development.
Time Frame: Months 1-6.

Upon completion of our at least 50% of our offering we plan to continue to set up the office in the U.S. (Oceanside, CA) and acquire the necessary equipment (computers, office furnishings & equipment, etc) to begin operations at a business sustaining level. The more money we raise, the more money we can spend for office set up. If we do are not able to sell at least 50% of the offering the office arrangement we currently have will have to remain in place until we generate sufficient revenue to expand the U.S. office. We plan to spend $2,000 (if 50% or 75% of shares sold) and $5,000 (if 100% of shares sold), to set up office and obtain the necessary equipment (computers and office furnishings) to begin operations. Andrey Zasoryn, our sole officer and director will handle our administrative duties and will run the office initially until a salesperson/office manager can be put in place.

When our office is completely set up, we intend to continue the development of our website. We have already registered our web domain www.spacepathinc.com. We are currently using an independent web design company to help us design and develop our website utilizing the funds from the sale of shares to our officer and director. The more money we raise in the Offering, the more money we can spend for further website development. We plan to spend $1,880 (if 25% of shares sold), $3,500 (if 50% of shares sold), $4,000 (if 75% of shares sold) and $5,000 (if 100% of shares sold) for our website to be fully operational. It will take up to 90 days to develop our website. There will be information about us, the variety of Water Filtration Systems and products we will offer, information on how to order products and other information. Updating and improving our website, www.spacepathinc.com, will continue throughout the lifetime of our operations.

Commence Advertising/ Marketing Campaign.
Time Frame: Months 6-12.

Once our website is fully operational, we will begin a marketing campaign for our products. We intend to use marketing strategies, such as web advertisements and direct mailing to acquire potential customers. We also expect to get new clients from “word of mouth” advertising where our new clients will refer their friends and colleagues to us. We plan to attend trade shows in our industry to showcase our products with a view to find new customers. We also will use internet promotion tools on Facebook and Twitter to advertise our products and company. The more money we raise, the more money we can spend for the marketing campaign. We plan to spend $15,000 (if 50% of shares sold), $30,000 (if 75% of shares sold) and $32,000 (if 100% of shares sold) on marketing efforts during the first year. Marketing is an ongoing matter that will continue during the life of our operations.

Negotiate service agreements with potential wholesale customers.
Time Frame: Months 6-12.

In the same time we start our marketing campaign, we plan to contact and start negotiation with potential wholesale customers. Initially, our sole officer and director, Mr. Zasoryn, will look for potential wholesale customers. We will negotiate terms and conditions of collaboration.

Hire a Salesperson.
Time Frame: Months 8-12.

If we sell 100% shares in this offering, we intend to spend $12,000 to hire one salesperson to introduce our products. The salesperson’s job would be to find new potential purchasers, and to set up agreements with wholesale customers to buy our Water Filtration Systems products.

Based on our current operating plan, we believe that we will start to generate enough revenue from selling our Water Filtration Systems products to sustain operations by mid-2014. We do not have sufficient cash and cash equivalents to execute our operations, and we will need the funds from this Offering to continue our planned business activities. We may also need to obtain additional financing to operate our business for the twelve months following completion of our public offering. Additional financing, whether through public or private equity or debt financing, arrangements with the security holder or other sources to fund operations, may not be available, or if available, may be on terms unacceptable to us. Our ability to maintain sufficient liquidity is dependent on our ability to raise additional capital.

General administrative costs

We plan to spend $200 (if 25% of shares sold), $1,580 (if 50% of shares sold), $6,080 (if 75% of shares sold) and $8,080 (if 100% of shares sold) on general administrative costs during the first year following the completion of our Offering.

Andrey Zasoryn, our president will be devoting 20 hours per week to our operations.

In summary, we expect to be in full operation and selling our product within 12 months of completing our offering if we are able to sell 100% of shares offered. If we are unable to attract customers we may have to suspend or cease operations. If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations we likely will dissolve and file for bankruptcy and shareholders would lose their entire investment in our company.

Revenues and Results of Operations

We generated $29,225 in revenues from our inception on December 28, 2012 to October 31, 2013. The revenue was generated from the sale of 135 units at $215 apiece to one customer and $200 in shipping charges passed on to the customer. We do not anticipate having more than one or two customers during this stage of our development. The average cost of goods sold for the 135 units was $126 but we expect these costs to average $130 per unit in the future. Subsequent to our audited financial statements dated October 31, 2013 we have generated additional revenue of $18,490. During the period from inception to October 31, 2013, our operating expenses were comprised of general and administrative expenses of $574 and professional fees of $6,463.

Our total assets at October 31, 2013 were $9,336, which was our cash in the bank and $1,650 in office furniture. We currently anticipate that our legal and accounting fees will increase over the next 12 months as a result of becoming a reporting company with the SEC, and will be approximately $8,900 per year.

Our director has purchase $4,000 in common stock since inception.

Expenditures and Plan of Operation for the next 12 months

We expect to incur the following expenses in the next 12 months in connection with our business operations:

Office set up:	$200-$5,000
Advertising/Marketing:	$0-32,000
Website development	$1,880-$5,000
General administrative costs:	$0-$8,080
Hire a salesperson:	$0-12,000
Maintaining reporting status	$8,900

Total:	$10,980-$70,980

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Limited Operating History; Need for Additional Capital

There is limited historical financial information about us on which to base an evaluation of our performance. We are a development stage company and have generated limited revenues from operations. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources, possible delays in our development program, and possible cost overruns due to increases in the cost of services.

We have no assurance that future financing will materialize. If that financing is not available to use for our development program, we may be unable to continue.

Liquidity and Capital Resources

We are a development stage company with a limited operating history. We have generated $47,715 in revenues to date. Accordingly, there is limited operating history by which to evaluate the likelihood of our success or our ability to exist as a going concern.

Based on our budget shown above, we anticipate needing between $10,980 and $70,900 (depending on whether 25%, 50%, 75% or 100% offered shares sold) to meet our requirements for operating needs for the 12 months of the estimated budget. Our current cash on hand of $7,686 will not allow us to commence full operations. However, no assurance can be given that we will be able to sell these percentages of shares. The following table outlines the amount of cash we will need to implement our business in scenarios where we raise 25%, 50%, 75% and 100% of the Offering and the expected expenses we will incur:

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
SHARES SOLD	500,000	1,000,000	1,500,000	2,000,000
GROSS PROCEEDS	$20,000	$40,000	$60,000	$80,000
TOTAL BEFORE EXPENSES	20,000	40,000	60,000	80,000
OFFERING EXPENSES
Legal and Accounting	6,500	6,500	6,500	6,500
Publishing/Edgarizing	400	400	400	400
Transfer Agent	2100	2100	2100	2100
SEC Filing fee	20	20	20	20
TOTAL OFFERING EXPENSES	9,020	9,020	9,020	9,020
NET AFTER OFFERING EXPENSES	10,980	30,980	50,980	70,980

EXPENDITURES
Maintaining reporting status	8,900	8,900	8,900	8,900
Office set up	-	2,000	2,000	5,000
Web site development	1,880	3,500	4,000	5,000
Advertising/marketing	-	15,000	30,000	32,000
Hire Sales person	-	-	-	12,000
General administrative costs	200	1,580	6,080	8,080
	10,980	30,980	50,980	70,980

Net Remaining Balance	-0-	-0-	-0-	-0-

Additionally, if we are unable to generate revenues that are sufficient to fund our operations after the initial 12 month period, we will need to obtain financing in order to sustain our operations beyond the end of month 12. We do not currently have any arrangements for financing if revenue is not sufficient to cover operating costs. We anticipate obtaining such financing by way of public or private offerings of our debt and/or equity securities. No assurance can be given that any financing, borrowing or sale of equity or debt will be possible when needed or that we will be able to negotiate acceptable terms in a timely fashion or even available at all. In addition, our access to capital is affected by prevailing conditions in the financial and equity capital markets, as well as our own financial condition.

Even if we do complete the implementation of our business plan during the 12 months following the close of our offering, we may not be able to generate sufficient revenues to become profitable.

Going Concern Consideration

The report of our independent registered accounting firm expresses concern about our ability to continue as a going concern based on the absence of significant revenues, recurring losses from operations, and our need for additional financing in order to fund our projected loss in 2013.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Revenue Recognition

Revenue is recognized upon delivery of product to our customer. Our customers are asked to prepay in full for the products and shipping costs (if any). Customers have three options to pay for their orders: by credit card, wire transfer or by mailing a check/money order to us. If a customer decides to pay by check/money order, then we require the check/money order to clear prior to the items being shipped. Shipping costs are added automatically to a customer’s final bill based on current shipping charges to their location unless they prefer to pick up the product at our US location. As soon as we receive prepayment for the products from our customers we purchase the products from our supplier by wire transfer or credit card payment including shipping costs. Once the product has been delivered to the customer the revenue from the sale will be recorded. The customer we currently have sold product to has, the majority of the time, picked up the product at our US office to avoid additional shipping charges. Our current customer is not a related party.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of October 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

DESCRIPTION OF BUSINESS

Organization within the Last Five Years

We were incorporated in the State of Nevada on December 28, 2012. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. Our business office is located at 7 Mayakovskogo Street, Birobidjan, Russia, 679016 and we have recently leased a small office located at 3403 Tonopah Street, Oceanside, CA 92054. In January 2014 for $12,000 we purchased a 1,400 square meter tract of land located at 10346 Nakhimova Street, Khabarovsk, Russia containing a 2,000 square foot warehouse structure which houses a small assembly plant. We will utilize the space to do custom orders from ready components from our suppliers. No proceeds from the offering will be used for this site; it will be funded completely by revenues generated.

In General

We were incorporated in the State of Nevada on December 28, 2012. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger. Our business office is located at 7 Mayakovskogo Street, Birobidjan, Russia, 679016.

We are a development stage company that has generated $47,715 in revenue and has had limited operations to date. Our audited financial statement from December 28, 2012(inception) to October 31, 2013, show we had $29,225 in revenues and accumulated net profits of $5,226. As of October 31, 2013, we had total assets of $9,336, and total liabilities of $150. In the three months since our audited financial statements we have generated $18,490 in additional revenue and purchased an assembly line in Russia for $12,000. Based on our financial history since inception, our independent auditor has expressed substantial doubt as to our ability to continue as a going concern.

Our business is the distribution if Water Filtration Systems. We have generated $47,715 in revenues and our principal business activities to date consist of creating a business plan and entering into seven supply agreements with established distributors of Water Filtration Systems products in Hong Kong and China. The details of the agreements are outlined below:

Signed July 30, 2013 with Shandong Gretech Water Treatment Co., Ltd., primarily for 13 types of single reverse osmosis systems, ranging in cost from US$4,470 to US$47,384, depending upon specifications. The terms of the agreement are 50% deposit, 40% prior to shipment and 10% at production of the bill of lading. Shipment will be within 30 days of the deposit as long as the other payments are received by the seller.

Signed July 31, 2013 with Guangzhou Kai Yuan Water Treatment Equipment Co., Ltd., primarily for 4 types of large water filtration systems (250 liters – 2000 liters per hour), costs negotiated at time of order, depending upon specifications. The terms of the agreement are 30% deposit and 70% prior to shipment. Shipment will be within 15 days of the deposit as long as the other payment is received by the seller.

Signed August 1, 2013 with Shandong Chuanyi Water Treatment Equipment Co., Ltd., primarily for 16 types of water single and double stage filtration systems (under sink and table top), cost to be negotiated at time of order depending upon specifications. The terms of the agreement are 100% prior to shipment. Shipment will be within 30 days of the pro-forma invoice produced at time of order.

Signed August 1, 2013 with Hong Kong Jiu Zhou International Group Ltd., primarily for 31 types of water filtration systems (under sink and table top), ranging in cost from US$128 to US$233, depending upon specifications. The terms of the agreement are 50% deposit and 50% prior to shipment, delivery date to be agreed upon at time of order.

Signed August 1, 2013 with Ningbo Yinyue Electric Appliance Co., Ltd., primarily for a three stage under counter water filter, cost to be negotiated at time of order, depending upon specifications. The terms of the agreement are 30% deposit and 70% prior to shipment, delivery date to be agreed upon at time of order.

Signed August 2, 2013 with Suzhou Qianjinyong Environmental Protection Technology Co., Ltd., primarily for a five stage filtration systems (under sink), at a cost of US$112. The terms of the agreement are 50% deposit before production and 50% prior to shipment, delivery date to be determined at the time of order.

Signed January 16, 2014 with Ningbo Donewa Industry Co., Ltd., primarily for six types of water filters for home use, at a cost of $48.50 to $85.00. The terms of the agreement are 100% payment prior to shipment, delivery date to be determined at the time of order.

Our customers will be asked to prepay in full for the products and shipping costs. Customers will have three options to pay for their orders: by credit card, wire transfer or by mailing a check/money order to us. If customer decides to pay by check/money order, then we will require the check/money order to clear prior to the items being shipped. Shipping costs will be added automatically to a customer’s final bill based on current shipping charges to their location. As soon as we receive prepayment for the products from our customers we will purchase the products from our supplier by wire transfer or credit card payment including shipping costs. The purchased products will be shipped directly to the customers.

We plan to distribute our Water Filtration Systems in the North American markets to both retail and wholesale customers, initially focusing on the wholesale customer. We do not intend to store inventory for any period of time. The orders will be shipped to the customers depending on customers’ requests. Customers will be responsible for the custom duties, taxes or any other additional charges their purchases might incur. All shipments will be 100% insured for the value of the shipping, and the insurance cost for risk of damage or loss will be customers’ responsibility.

Our products will be offered at prices marked-up from 55% to 60% of our purchase price to retail customers and 40% to 50% of our purchased price to wholesale customers. Based upon Management’s research the percentages are industry wide competitive, some companies mark up more than we do, some companies mark up less than we do (mostly from China). Our mark up is in the middle of the mark up range. We plan to accept retail orders on-line only. We do not intend to offer any credit terms relating to order payments. Our customers will be asked to prepay for the products including the shipping costs. Shipping costs will be added automatically to a customer’s final bill. This will apply to both retail and wholesale customers.

In order to accommodate customers who have special order requests, in January 2014, we purchased a 4,900 square foot tract of land located at 10346 Nakhimova Street, Khabarovsk, Russia containing a 2,000 square foot warehouse structure which houses a small assembly plant. We plan to fulfill custom orders from ready components from our suppliers. Once the plant is set up we will begin to look for 3-5 contract assembly workers who will be paid on a piece-work basis when we receive orders. We do not plan to keep a large inventory on hand at the warehouse, once we receive a custom order we will order the components from our supplier, assemble them and then deliver to the customer. No proceeds from the offering will be used for this site; it will be funded completely by revenues generated.

Product Overview or History of Water Filtration Systems

History

From ancient times to the present, water filters have evolved out of necessity, first to remove materials that affect appearance, then to improve bad tastes and finally to remove contaminants that can cause disease and illness. Water filtration systems are used in manufacturing and for home water treatment to remove chlorine from drinking water and other impurities that we may not want like bacteria, fluoride, excess sediment, sodium, nitrate and by-products of chlorine.

During the 19th and 20th centuries, water filters for domestic water production were generally divided into slow sand filters and rapid sand filters (also called mechanical filters and American filters). While there were many small-scale water filtration systems prior to 1800, Paisley, Scotland is generally acknowledged as the first city to receive filtered water for an entire town. The Paisley filter began operation in 1804 and was an early type of slow sand filter. Throughout the 1800s, hundreds of slow sand filters were constructed in the UK and on the European continent. An intermittent slow sand filter was constructed and operated at Lawrence, Massachusetts in 1893 due to continuing typhoid fever epidemics caused by sewage contamination of the water supply. The first continuously operating slow sand filter was designed by Allen Hazen for the city of Albany, New York in 1897.

In the 1800s, mechanical filtration was an industrial process that depended on the addition of aluminum sulfate prior to the filtration process. The filtration rate for mechanical filtration was typically more than 60 times faster than slow sand filters, thus requiring significantly less land area. The first modern mechanical filtration plant in the U.S. was built at Little Falls, New Jersey for the East Jersey Water Company and went into operation in 1902. In 1924, John R. Baylis developed a fixed grid backwash assist system which consisted of pipes with nozzles that injected jets of water into the filter material during expansion. By 1935, Sir Henry Doulton, of the Royal Doulton® china company of London in the UK, invented the ceramic cartridge for removing bacteria from water.

Types of filters we offer

1.	Water treatment filters

Types of water filters include media filters, screen filters, disk filters, slow sand filter beds, rapid sand filters and cloth filters. The filtration process involves some type of filter media, over which water flows. This filter media blocks passage of contaminants through physical obstruction, chemical adsorption, or a combination of both processes. Material construction of the filter media varies widely, but the most effective medias are made from carbon or a combination of carbon with other elements. Modern filtration technology allows water filters to remove more and more contaminants through the chemical process of adsorption. Generally, water goes through several stages of filtration to ensure that each filter media will remove the ultimate number of contaminants. Water normally passes through a water filter at a relatively low speed, in order to ensure adequate contact time with the filter media. Once the water has passed through the required stages of filtration, it emerges as pure drinking water, free from contamination.

2.	Point-of-use filters

Point-of-use filters for home use include granular-activated carbon filters (GAC) used for carbon filtering, metallic alloy filters, micro-porous ceramic filters, carbon block resin (CBR), microfiltration and ultrafiltration membranes. Some filters use more than one filtration method. An example of this is a multi-barrier system. Jug filters can be used for small quantities of drinking water. Some kettles have built-in filters, primarily to reduce lime-scale buildup.

Point-of-use microfiltration devices can be directly installed at water outlets (faucets, showers) in order to protect users against potentially harmful water pathogens by providing a barrier to them and/or minimizing patient exposure.

3.
Portable water filters Water filters are used by hikers, aid organizations during humanitarian emergencies, and the military. These filters are usually small, portable and lightweight (1-2 pounds/0.5-1.0 kg or less), and usually filter water by working a mechanical hand pump, although some use a siphon drip system to force water through while others are built into water bottles. Dirty water is pumped via a screen-filtered flexible silicon tube through a specialized filter, ending up in a container. These filters work to remove bacteria, protozoa and microbial cysts that can cause disease. Filters may have fine meshes that must be replaced or cleaned, and ceramic water filters must have their outside abraded when they have become clogged with impurities.

Certification of Water Filters

Three organizations are accredited by the American National Standards Institute, and each one of them certify products using ANSI/NSF standards. Each ANSI/NSF standard requires verification of contaminant reduction performance claims, an evaluation of the unit, including its materials and structural integrity, and a review of the product labels and sales literature. Each certifies that home water treatment units meet or exceed ANSI/NSF and Environmental Protection Agency drinking water standards. ANSI/NSF standards are issued in two different sets, one for health concerns (such as removal of specific contaminants (Standard 53, Health Effects) and one for aesthetic concerns (Aesthetic Effects, such as improving taste or appearance of water). Certification from these organizations will specify one or both of these specific standards.

NSF International: The NSF Water treatment Device Certification Program requires extensive product testing and unannounced audits of production facilities. The goal of this program is to provide assurance to consumers that the water treatment devices they are purchasing meet the design, material, and performance requirements of national standards.

Underwriters Laboratories: Underwriters Laboratories, Inc., is an independent, accredited testing and certification organization that certifies home water treatment units which meet or exceed EPA and ANSI/NSF drinking water standards of contaminant reduction, aesthetic concerns, structural integrity, and materials safety.

Water Quality Association: The Water Quality Association is a trade organization that tests water treatment equipment, and awards its Gold Seal to systems that meet or exceed ANSI/NSF standards for contaminant reduction performance, structural integrity, and materials safety.

Potential customers

We plan to sell our products to both, retail and wholesale customers, however initially we will focus on the wholesale customer. To date we have one wholesale customer, Western Filtration, a distributor of water filtration systems. Our retail customers can purchase our products from placing their orders on our website and paying by credit card. Our President and sole director, Mr. Andrey Zasoryn will market our products and negotiate agreements with potential wholesale customers in the United States. We intend to use marketing strategies, such as web advertisements and direct mailing, to market our products and acquire potential customers. We plan to attend trade shows in our industry to showcase our product with a view to find new customers. If we sell 100% of the shares in this offering, we plan to hire a sales representative. The salesperson’s job will be to find new wholesale customers and execute agreements with them to buy our products.

Competition

There are many well-established manufacturing, distribution and retail sales companies selling Water Filtration Systems products. Substantially all of our competitors have greater financial resources and may be able to withstand sales or price decreases better than we can. We also expect to continue to face competition from new market entrants. We may be unable to continue to compete effectively with these existing or new competitors, which could have a material adverse effect on our financial condition and results of operations.

Water Filtration Systems are distributed by many companies as well as numerous stores and websites in Europe and North America. We will make significant effort to promote our product using marketing and internet tools.

Website Marketing Strategy

We plan to develop our website, www.spacepathinc.com, to market and sell our products. As of the date of this prospectus we identified and registered the domain name for our website. We currently are working with an independent web designing company utilizing funds currently available from the sale of shares to our officer and director. Once it is fully operational our website will describe our products in detail, show our contact information, and include some general information and pictures of Water Filtration Systems and products. We intend to attract traffic to our website by a variety of online marketing tactics such as registering with top search engines using selected key words and utilizing link and banner exchange options. We intend to promote our website by displaying it on our promotion materials.

To enhance our sales and to advertise our product we plan to keep improving and developing our website to make it as “user friendly” as possible. Our website will offer a large array of Water Filtration Systems and products. The website will be available 24 hours a day, seven days a week allowing customers to shop for our products directly from their homes or offices. We will attempt to provide a customer service department via email where consumers can resolve order and product questions.

Agreements with our suppliers

We have entered into six supply agreements with established distributors of Water Filtration Systems products in Hong Kong and China. The details of the agreements are outlined below:

Signed July 30, 2013 with Shandong Gretech Water Treatment Co., Ltd., primarily for 13 types of single reverse osmosis systems, ranging in cost from US$4,470 to US$47,384, depending upon specifications. The terms of the agreement are 50% deposit, 40% prior to shipment and 10% at production of the bill of lading. Shipment will be within 30 days of the deposit as long as the other payments are received by the seller.

Signed July 31, 2013 with Guangzhou Kai Yuan Water Treatment Equipment Co., Ltd., primarily for 4 types of large water filtration systems (250 liters – 2000 liters per hour), costs negotiated at time of order, depending upon specifications. The terms of the agreement are 30% deposit and 70% prior to shipment. Shipment will be within 15 days of the deposit as long as the other payment is received by the seller.

Signed August 1, 2013 with Shandong Chuanyi Water Treatment Equipment Co., Ltd., primarily for 16 types of water single and double stage filtration systems (under sink and table top), cost to be negotiated at time of order depending upon specifications. The terms of the agreement are 100% prior to shipment. Shipment will be within 30 days of the pro-forma invoice produced at time of order.

Signed August 1, 2013 with Hong Kong Jiu Zhou International Group Ltd., primarily for 31 types of water filtration systems (under sink and table top), ranging in cost from US$128 to US$233, depending upon specifications. The terms of the agreement are 50% deposit and 50% prior to shipment, delivery date to be agreed upon at time of order.

Signed August 1, 2013 with Ningbo Yinyue Electric Appliance Co., Ltd., primarily for a three stage under counter water filter, cost to be negotiated at time of order, depending upon specifications. The terms of the agreement are 30% deposit and 70% prior to shipment, delivery date to be agreed upon at time of order.

Signed August 2, 2013 with Suzhou Qianjinyong Environmental Protection Technology Co., Ltd., primarily for a five stage filtration systems (under sink), at a cost of US$112. The terms of the agreement are 50% deposit before production and 50% prior to shipment, delivery date to be determined at the time of order.

Signed January 16, 2014 with Ningbo Donewa Industry Co., Ltd., primarily for six types of water filters for home use, at a cost of $48.50 to $85.00. The terms of the agreement are 100% payment prior to shipment, delivery date to be determined at the time of order.

Research and Development Expenditures

We have not incurred any research expenditures since our incorporation.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceeding.

Reorganizations, Purchase or Sale of Assets

There have been no material reclassifications, mergers, consolidations, or purchase or sale of a significant amount of assets not in the ordinary course of business.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to any jurisdiction in which we would conduct activities. We will only purchase products than meet U.S. government specifications. We do not believe that government regulation will have a material impact on the way we conduct our business.

Patents, Trademarks and Copyrights

We do not own, either legally or beneficially, any patents or trademarks. We intend to protect our website with copyright laws. Beyond our trade name, we do not hold any other intellectual property.

Research and Development Activities and Costs

We have not incurred any research and development costs to date.

Employees and Employment Agreements

We have only one employee as of the date of this prospectus. Mr. Zasoryn is our sole employee who currently provides his services on a consultant basis without compensation. After receiving funding, Mr. Zasoryn plans to devote as much time as the Board of Directors determines is necessary to manage the affairs of the Company. As our business, revenues and operations increase, we will hire full time management and administrative support personnel as required.

Reports to Stockholders

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website, www.spacepathinc.com, once our website is operational.

 Emerging Growth Company Status under the JOBS Act

Spacepath, Inc. qualifies as an “emerging growth company” as defined in the Jumpstart our Business Startups Act (the “JOBS Act”).

The JOBS Act creates a new category of issuers known as "emerging growth companies." Emerging growth companies are those with annual gross revenues of less than $1 billion (as indexed for inflation) during their most recently completed fiscal year. The JOBS Act is intended to facilitate public offerings by emerging growth companies by exempting them from several provisions of the Securities Act of 1933 and its regulations. An emerging growth company will retain that status until the earliest of:

●	The first fiscal year after its annual revenues exceed $1 billion;
●	The first fiscal year after the fifth anniversary of its IPO;
●	The date on which the company has issued more than $1 billion in non-convertible debt during the previous three-year period; and
●	The first fiscal year in which the company has a public float of at least $700 million.

Financial and Audit Requirements

Under the JOBS Act, emerging growth companies are subject to scaled financial disclosure requirements. Pursuant to these scaled requirements, emerging growth companies may:

●	Provide only two rather than three years of audited financial statements in their IPO Registration Statement;
●
Provide selected financial data only for periods no earlier than those included in the IPO Registration Statement in all SEC filings, rather than the five years of selected financial data normally required;

●	Delay compliance with new or revised accounting standards until they are made applicable to private companies; and
●	Be exempted from compliance with Section 404(b) of the Sarbanes-Oxley Act, which requires companies to receive an outside auditor's attestation regarding the issuer's internal controls.

Offering Requirements

In addition, during the IPO offering process, emerging growth companies are exempt from:

●	Restrictions on analyst research prior to and immediately after the IPO, even from an investment bank that is underwriting the IPO;
●	Certain restrictions on communications to institutional investors before filing the IPO registration statement; and
●
The requirement initially to publicly file IPO Registration Statements. Emerging growth companies can confidentially file draft Registration Statements and any amendments with the SEC. Public filings of the draft documents must be made at least 21 days prior to commencement of the IPO "road show."

Other Public Company Requirements

Emerging growth companies are also exempt from other ongoing obligations of most public companies, such as:

●
The requirements under Section 14(i) of the Exchange Act and Section 953(b)(1) of the Dodd-Frank Act to disclose executive compensation information on pay-for-performance and the ratio of CEO to median employee compensation;

●	Certain other executive compensation disclosure requirements, such as the compensation discussion and analysis, under Item 402 of Regulation S-K; and
●	The requirements under Sections 14A(a) and (b) of the Exchange Act to hold advisory votes on executive compensation and golden parachute payments.

Smaller Reporting Company

We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Further, we may continue to take advantage of these reduced reporting requirements applicable to smaller reporting companies even if we no longer qualify as an "emerging growth company."

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

DESCRIPTION OF PROPERTY

Facilities

We currently do not own any physical property or own any real or intangible property. Our current business address is 7 Mayakovskogo Street, Birobidjan, Russia, 679016. Our telephone number is (775) 241-8308.

Andrey Zasoryn, our sole officer and director, works on Company business from a home office. This location serves as our primary office for planning and implementing our business plan. Management believes the current premises arrangements are sufficient for its current needs.

In October 2013 we signed a 2-year lease for a small office located at 3403 Tonopah Street, Oceanside, CA 92054. We pay $450 a month for the office space.

In January 2014 for $12,000 we purchased a 4,900 square foot tract of land located at 10346 Nakhimova Street, Khabarovsk, Russia containing a 2,000 square foot warehouse structure which houses a small assembly plant. The warehouse has 1 bathroom and 10 parking spots. We will utilize the space to do custom orders from ready components from our suppliers. This will allow us to offer our customers systems which will better fit their needs rather than just the catalog systems from our suppliers.

We currently have no investment policies as they pertain to real estate, real estate interests or real estate mortgages.

LEGAL PROCEEDINGS

We are not currently involved in any legal proceedings and we are not aware of any pending or potential legal actions.

DIRECTOR, EXECUTIVE OFFICER, PROMOTER AND CONTROL PERSON

The name, age and title of our executive officer and director is as follows:

Name	Age	Position
Andrey Zasoryn	48	President, Secretary, Treasurer and Director

Andrey Zasoryn has served as our President, Treasurer and Director since our formation on December 28, 2012. Since 2003, Mr. Zasoryn has been employed in distribution and general consumer goods companies in Russia.

2000-2003: Mr. Zasoryn worked as a salesperson for Home Life, a company selling kitchen sinks, water faucets and home water filters in a retail environment.

2003-2005: Mr. Zasoryn established, operated and was the CEO of Lutshaya Eda (The Best Food), a company which distributed dry food products to wholesalers in the region. The company was sold in 2005.

2005-2012: Mr. Zasoryn was a part owner of Jisn (Life), a home and kitchen products distribution company. Jisn imported and distributed Air Filtration, Water Filtration and Electromagnetic Filtration products for the home to Russian clients. He sold his ownership interest in 2012.

Mr. Zasoryn`s experience with sales and distribution companies, including those dealing with Water Filtration, his communication skills and successful entrepreneurship all led to the conclusion that he should be serving as a member of our Board of Directors.

Term of Office

Directors serve for a term on our Board of Directors that expires at the next annual meeting of shareholders or until his successor shall have been elected per the provisions of the Nevada Revised Statues. Officers are appointed by our Board of Directors and hold office until removed by the Board or until their death or resignation.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors, nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our director, who also serves as the sole officer of the Company. Thus, there is an inherent conflict of interest.

Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 5000(a)(19) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that Mr. Zasoryn is not “independent” within the meaning of such rules.

Significant Employees

Our sole officer and director, Andrey Zasoryn, currently devotes approximately 20 hours per week to Company matters. Mr. Zasoryn is our sole employee.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the Board of Directors, and that appropriate responses are provided to stockholders in a timely manner. Our Board will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following table sets forth information concerning annual and long-term compensation of the Company for the fiscal year ended July 31, 2013, for our executive officer.

Summary Compensation Table

Name and Principal Position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation($)	All Other Compensation($)	Total($)
Andrey Zasoryn (1)	2013	0	0	0	0	0	0	0	0
_________
(1)	President, Secretary, Treasurer and Director.

Employment Agreements, Termination of Employment, Change-In-Control Arrangements

There is currently no employment or other contract or arrangement with our officer. There are no compensation plans or arrangements, including payments to be made by us, with respect to an officer that would result from their resignation, retirement or other termination from us. There are no arrangements for our officer that would result from a change-in-control. Our officer has received no monetary compensation since our inception to the date of this prospectus.

Stock Option Grants

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as an incentive for performance. No individual grants of stock options or other equity incentive awards have been made to our officers or directors since our inception; accordingly, none were outstanding at July 31, 2013.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director compensation as of July 31, 2013:

	Fees			Non-Equity	Nonqualified
	Earned			Incentive	Deferred
	Paid in	Stock	Option	Plan	Compensation	All Other
Name	Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings ($)	Compensation ($)	Total ($)
Andrey Zasoryn (1)	0	0	0	0	0	0	0
______
(1)	President, Secretary, Treasurer and Director.

We have not compensated our director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which a director will be compensated in the future for any services provided as a director.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On July 12, 2013, we offered and sold to Andrey Zasoryn, our President, Secretary, Treasurer and Director, a total of 4,000,000 shares of common stock for a purchase price of $0.001 per share, for aggregate proceeds of $4,000.

Besides the purchase of shares as disclosed in the table below and an advance of $150 to open the bank accounts, we have not entered into any other transaction, nor are there any proposed transactions, in which our director and officer, or any significant stockholder, or any member of the immediate family of any of the foregoing, had or is to have a direct or indirect material interest.

Our officer and director may be considered a promoter of the Company due to his participation in and management of the business since our incorporation.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following information table sets forth certain information regarding our common stock owned on October 31, 2013, by (i) each person who is known by the Company to own beneficially more than 5% of its outstanding Common Stock, (ii) each director and officer, and (iii) all officers and directors as a group:

Name and Address of Beneficial Owner (1)(2)	Amount and Nature of Beneficial Ownership	Percentage (3)
Andrey Zasoryn President, Secretary, Treasurer and Director	4,000,000 shares of common stock	100%

All Directors and Officers as a Group (1 person)	4,000,000 shares of common stock	100%

(1)
Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown, subject to applicable community property laws, and the mailing address for each beneficial owner is 7 Mayakovskogo Street, Birobidjan, Russia, 679016.

(2)
A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the date of this prospectus. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding.

(3)	Based on 4,000,000 shares of common stock outstanding as of the date of this prospectus.

PLAN OF DISTRIBUTION

Spacepath, Inc. has 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering an additional of 2,000,000 shares of its common stock for sale at the fixed price of $0.04 per share for the duration of the offering. There is no arrangement to address the possible effect of the offering on the price of the stock.

This is a self-underwritten offering. This Prospectus is part of a prospectus that permits our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. Andrey Zasoryn, our officer and director, will sell the shares and intends to offer them to friends, family members and business acquaintances. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934.

In connection with the Company’s selling efforts in the offering, Andrey Zasoryn will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Zasoryn is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Zasoryn will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Zasoryn is not, nor has he been within the past 12 months, a broker or dealer, and he has not, nor have has been within the past 12 months, associated persons of a broker or dealer. At the end of the offering, Mr. Zasoryn will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Zasoryn will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

Spacepath, Inc. will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the Over-the Counter Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

The Company’s shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Spacepath, Inc. has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Procedures and Requirements for Subscription

If you decide to subscribe for any shares in this offering, you will be required to execute a Subscription Agreement and tender it, together with a check, bank draft, money order or cashier’s check in US funds payable to Spacepath, Inc. Subscriptions, once received by the company, are irrevocable. Share certificates will be sent to the subscribers by the Transfer Agent once the company has retained one.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, there were 4,000,000 shares of our common stock issued and outstanding that was held by one registered stockholder of record, who is also our sole officer and director.

Common Stock

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Options, Warrants and Rights

There are no outstanding options, warrants, or similar rights to purchase any of our securities.

Preferred Stock

We are not authorized to issue preferred stock.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Cash Dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

Transfer Agent

We do not currently have a Transfer Agent but we are in the process of retaining one.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest exceeding $50,000, directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Spacepath, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee. The foregoing notwithstanding, Frederick C. Bauman, Attorney at Law has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

EXPERTS

B.F. Borgers CPA PC, our independent registered public accountant, have audited our financial statements for the period ended July 31, 2013, included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. B.F. Borgers CPA PC, has presented its report with respect to our audited financial statements.

WHERE YOU CAN FIND AVAILABLE INFORMATION

We filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F. Street, N.E., Washington, DC 20549-6010, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

Spacepath, Inc.

 Index to Financial Statements

Page
Audit Report of B.F. Borgers CPA PC for July 31, 2013	F-1

Balance Sheet:
July 31, 2013	F-2

Statements of Income and Operations:
For the period December 28, 2012 (inception) to July 31, 2013	F-3

Statements of Cash Flows:
For the period December 28, 2012 (inception) to July 31, 2013	F-5

Notes to Financial Statements:
July 31, 2013	F-6

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of SpacePath, Inc.:

We have audited the accompanying balance sheet of SpacePath, Inc. (“the Company”) as of July 31, 2013 and the related statement of operations, stockholders’ equity (deficit) and cash flows for the period December 28, 2012 (inception) through July 31, 2013. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above present fairly, in all material respects, the financial position of SpacePath, Inc., as of July 31, 2013, and the results of its operations and its cash flows for the period December 28, 2012 (inception) through December 31, 2012, in conformity with generally accepted accounting principles in the United States of America.

The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting. Accordingly, we express no such opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5 to the financial statements, the Company’s significant operating losses raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ B F Borgers CPA PC

B F Borgers CPA PC
Denver, CO
October 1, 2013

SPACEPATH, INC.
(A Development Stage Company)
Balance Sheet

As of
July 31, 2013
(Audited)

ASSETS

Current Assets
Cash	$4,060

Total Current Assets	4,060

Total Assets	$4,060

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Notes Payable (Related Party)	$100
Total Current Liabilities	100

Total Liabilities	100

Stockholders' Equity

Common stock, $.001 par value, 75,000,000 authorized 4,000,000 shares issued and outstanding as of July 31, 2013	$4,000
Income (deficit) accumulated during development stage	(40)
Total Stockholders' Equity (Deficit)	3,960

Total Liabilities & Stockholders' Equity	$4,060

SPACEPATH, INC.
(A Development Stage Company)
Audited Statement of Income and Operations

December 28, 2012
(inception)
through
31-Jul-13

Revenues
Revenues	$-
Cost of Sales	-

Gross Profit	-

General & Administrative Expenses
General and administrative	40
Total Expenses	40
Net Income (Loss)	$(40)

Net Loss Per Basic and
Dilited share

Weighted average number of Common Shares outstanding

SPACEPATH, INC.
(A Development Stage Company)
Audited Statement of changes in Shareholders' Equity (Deficit)
From December 28, 2012 (Inception) through July 31, 2013

				Deficit
				accumulated
			Additional	during
	Common Stock		Paid-in	development
	Shares	Amount	Capital	stage	Total

Inception, December 28, 2012	-	$-	$-	$-	$-

Common stock issued for cash July 12, 2013	4,000,000	4,000	-	-	4,000
Net (Loss)				(40)	(40)
Balance, July 31, 2013	4,000,000	$4,000	$-	$(40)	$3,960

SPACEPATH, INC.
(A Development Stage Company)
Audited Statement of Cash Flows

December 28, 2012
(inception)
through
31-Jul-13
CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$(40)
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Changes in operating assets and liabilities:
Increase (decrease) in Notes Payable	-
Increase (decrease) in Inventory	-

Net cash provided by (used in) operating activities	(40)

CASH FLOWS FROM INVESTING ACTIVITIES
-

Net cash provided by (used in) investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loan	100
Issuance of common stock	4,000
Net cash provided by (used in) financing activities	4,100
Net increase (decrease) in cash	4,060

Cash at beginning of period	-
Cash at end of period	$4,060

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for :

Interest	$-

Income Taxes	$-

NOTE 1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Spacepath, Inc. ("the Company") was incorporated under the laws of the State of Nevada on December 28, 2012. The Company is in the development stage and it intends to be engaged in the distribution of Water Filtration Systems produced in China.

The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise. For the period from inception, December 28, 2012 through July 31, 2013 the Company has accumulated losses of $40.

Summary of significant accounting policies:

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

NOTE 1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con’t)

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.

During the period ended July 31, 2013, the Company issued 4,000,000 shares of common stock to the Company’s sole director and officer for total cash proceeds of $4,000.

At July 31, 2013, there were no outstanding stock options or warrants.

NOTE 3. LOAN PAYABLE - RELATED PARTY

During the period ended July 31, 2013 Mr. Andrey Zasoryn, the Director and President of the Company made the initial deposit to the bank in the amount $100 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 4. INCOME TAXES

As of July 31, 2013 the Company had net operating loss carry forwards of approximately $40 that may be available to reduce future years’ taxable income through 2023. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The components of the deferred tax asset, the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are indicated below:

From December 28, 2012 (Inception) to July 31, 2013
Net Operating Loss	$40
Statutory Tax Rate	34%
Deferred Tax Asset	$14
Valuation Allowance	$(14)
Net Deferred Tax Asset	$-

NOTE 5. GOING CONCERN

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has not generated any revenue to date, has losses and an accumulated deficit. The Company does not currently have any revenue generating operations. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

NOTE 6. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

As of July 31, 2013 there was $100 owed to Mr. Zasoryn. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 7. SUBSEQUENT EVENTS

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

SPACEPATH, INC.
Index to Financial Statements

Balance Sheet:
October 31, 2013	F-11

Statements of Operations:
For the period ended October 31, 2013	F-12

Statements of Cash Flows:
For the period ended October 31, 2013	F-13

Notes to Financial Statements:
October 31, 2013	F-14

SPACEPATH, INC.
(A Development Stage Company)
Balance Sheet

	As of	As of
	October 31, 2013	July 31, 2013
	(Unaudited)	(Audited)

ASSETS

Current Assets
Cash	$7,686	$4,060

Total Current Assets	7,686	4,060

Other Assets
Furniture and Equipment	$1,650	$-

Total Other Assets	1,650	-

Total Assets	$9,336	$4,060

LIABILITIES & STOCKHOLDERS' EQUITY

Current Liabilities
Notes Payable (Related Party)	$150	$100

Total Current Liabilities	150	100

Total Liabilities	150	100

Stockholders' Equity

Common stock, $.001 par value, 75,000,000 authorized
4,000,000 shares issued and outstanding as of October 31, 2013	$4,000	$4,000
Income (deficit) accumulated during development stage	5,186	(40)

Total Stockholders' Equity (Deficit)	9,186	3,960

Total Liabilities & Stockholders' Equity	$9,336	$4,060

SPACEPATH, INC.
(A Development Stage Company)
Unaudited Statement of Operations

		December 28, 2012
	Three Months	(inception)
	Ended	through
	31-Oct-13	31-Oct-13

Revenues

Revenues	$29,225	$29,225

Cost of Sales	17,002	17,002

Gross Profit	12,223	12,223

General & Administrative Expenses

General and administrative	534	574
Professional Fees	6,463	6,463

Total Expenses	6,997	7,037

Net Income (Loss)	$5,226	$5,186

Net Loss Per Basic and
Dilited share

Weighted average number of Common Shares outstanding

SPACEPATH, INC.
(A Development Stage Company)
Statement of Cash Flows

		Unaudited
	Unaudited	December 28, 2012
	Three Months	(inception)
	Ended	through
	31-Oct-13	31-Oct-13

CASH FLOWS FROM OPERATING ACTIVITIES

Net income (loss)	$5,226	$5,186
Adjustments to reconcile net loss to net cash
provided by (used in) operating activities:

Changes in operating assets and liabilities:
Increase (decrease) in Notes Payable	-	-
Increase (decrease) in Inventory	-	-
Net cash provided by (used in) operating activities	5,226	5,186

CASH FLOWS FROM INVESTING ACTIVITIES

Furniture & Equipment	(1,650)	(1,650)
Net cash provided by (used in) investing activities	(1,650)	(1,650)

CASH FLOWS FROM FINANCING ACTIVITIES

Proceeds from related party loan	50	150
Issuance of common stock	-	4,000
Net cash provided by (used in) financing activities	50	4,150
Net increase (decrease) in cash	3,626	7,686

Cash at beginning of period	4,060	-
Cash at end of period	$7,686	$7,686
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during year for:

Interest	$-	$-

Income Taxes	$-	$-

NOTE 1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Business

Spacepath, Inc. ("the Company") was incorporated under the laws of the State of Nevada on December 28, 2012. The Company is in the development stage and is engaged in the distribution of Water Filtration Systems produced in China.

The Company’s operations are subject to all risks inherent in the establishment of a new business enterprise. The Company had generated $29,225 in revenue as of October 31, 2013. For the period from inception, December 28, 2012 through October 31, 2013 the Company had a net profit of $5,186.

Summary of significant accounting policies:

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of July 31, 2013.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

NOTE 1. OVERVIEW AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (con’t)

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

NOTE 2. CAPITAL STOCK

The total number of common shares authorized that may be issued by the Company is 75,000,000 shares with a par value of $0.001 per share.

The Company has issued 4,000,000 shares of common stock to the Company’s sole director and officer for total cash proceeds of $4,000.

At October 31, 2013, there were no outstanding stock options or warrants.

NOTE 3. LOAN PAYABLE - RELATED PARTY

Mr. Andrey Zasoryn, the Director and President of the Company made the initial deposits to the bank in the amount $150 which is being carried as a loan payable. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 4. GOING CONCERN

The Company's financial statements are prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of obligations in the normal course of business. However, the Company has not generated any revenue to date, has losses and an accumulated deficit. The Company has generated a minimal amount of revenue from operations, has a small net profit and there is no guarantee of future revenue. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In view of these matters, continuation as a going concern is dependent upon continued operations of the Company, which in turn is dependent upon the Company’s ability to, meets its financial requirements, raise additional capital, and the success of its future operations. The financial statements do not include any adjustments to the amount and classification of assets and liabilities that may be necessary should the Company not continue as a going concern.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

NOTE 5. RELATED PARTY TRANSACTIONS

The Company neither owns nor leases any real or personal property. The director of the Company provides office space and services free of charge. The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

As of October 31, 2013 there was $150 owed to Mr. Zasoryn. The loan is non-interest bearing, unsecured and due upon demand.

NOTE 6. SUBSEQUENT EVENTS

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

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[Back Page of Prospectus]

PROSPECTUS

2,000,000 SHARES OF COMMON STOCK

SPACEPATH, INC.
_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 2014, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.